Exhibit 8.1
December 11, 2007
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, TX 75219

RE:	ENERGY TRANSFER PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Energy Transfer Partners, L.P. (the “Partnership”), a Delaware limited partnership with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”) and debt securities, which may issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) for an indeterminate aggregate initial offering price. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Income Tax Considerations” in the prospectus included in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.